EXHIBIT 21.1

Avago Technologies Limited - List of Subsidiaries

Name of Subsidiary	Country of Incorporation	Ownership Interest (Direct or Indirect)
Agere Systems LLC	Delaware (U.S.A.)	100%
Avago Semiconductor Technologies (Shanghai) Limited	China	100%
Avago Technologies Canada Corporation	Canada	100%
Avago Technologies Cayman Ltd.	Cayman	100%
Avago Technologies Fiber Austria GmbH (formerly A3PICs Electronic Development GmbH)	Austria	100%
Avago Technologies Fiber GmbH	Germany	100%
Avago Technologies Finance Pte. Ltd.	Singapore	100%
Avago Technologies France SAS	France	100%
Avago Technologies General IP (Singapore) Pte. Ltd.	Singapore	100%
Avago Technologies GmbH	Germany	100%
Avago Technologies Holding Pte. Ltd.	Singapore	100%
Avago Technologies Holdings B.V.	Netherlands	100%
Avago Technologies Holdings Luxembourg S.à.r.l.	Luxembourg	100%
Avago Technologies International Sales Pte. Limited	Singapore	100%
Avago Technologies Italy S.r.l.	Italy	100%
Avago Technologies Japan, Ltd.	Japan	100%
Avago Technologies Korea Co. Ltd.	Korea	99%
Avago Technologies Luxembourg S.à.r.l.	Luxembourg	100%
Avago Technologies (Malaysia) Sdn. Bhd.	Malaysia	100%
Avago Technologies Manufacturing (Singapore) Pte. Ltd.	Singapore	100%
Avago Technologies Trading Ltd.	Mauritius	100%
Avago Technologies U.K. Limited	England	100%
Avago Technologies U.S. Inc.	Delaware (U.S.A.)	100%
Avago Technologies Wireless (U.S.A.) Manufacturing Inc.	Delaware (U.S.A.)	100%
CyOptics, Inc.	Delaware (U.S.A.)	100%
CyOptics China, Inc.	Delaware (U.S.A)	100%
CyOptics International Holding Co.	Delaware (U.S.A)	100%
CyOptics International Holding LLC	Delaware (U.S.A)	100%
CyOptics de Mexico, S.de. R.L. de C.V.	Mexico	100%
CyOptics Taiwan, Inc.	Delaware (U.S.A.)	100%
East Texas Integrated Circuits, Inc.	Texas	100%
Eltra Slovakia, S.r.o.	Slovakia	100%
Eltra S.p.A.	Italy	100%
Javelin Semiconductor, Inc.	Delaware (U.S.A.)	100%
LSI Corporation	Delaware (U.S.A.)	100%
LSI International LLC	Delaware (U.S.A.)	100%
LSI Logic Asia, Inc.	Delaware (U.S.A.)	100%
LSI Logic International Services, Inc.	California (U.S.A.)	100%
LSI Management Services Corporation	Delaware (U.S.A.)	100%

LSI (Spain) Technology Development S.L.	Spain	100%
LSI (Thai) Ltd.	Thailand	100%
LSI China Technology (Shanghai) Co., Ltd.	China	100%
LSI Corporation of Canada, Company	Canada	100%
LSI India Research & Development Pvt Limited	India	100%
LSI Logic AB	Sweden	100%
LSI Logic Europe Limited	United Kingdom	100%
LSI Logic GmbH	Germany	100%
LSI Logic HK Holdings	Cayman Islands	100%
LSI Logic K.K.	Japan	100%
LSI Storage Ireland Limited	Ireland	100%
LSI Technology (Singapore) Pte. Ltd.	Singapore	100%
Nemicon Corporation	Japan	100%
Oxford Semiconductor, Inc.	Delaware (U.S.A.)	100%
PLX Technology, Inc.	Delaware (U.S.A.)	100%
PLX Technology India Private Limited	India	100%
PLX Technology Japan K.K.	Japan	100%
PLX Technology Limited	United Kingdom	100%
REP Avago (Wuxi) Electronics Technologies Limited	China	100%
SandForce, Inc.	Delaware (U.S.A.)	100%
Scenic Drive Sdn. Bhd.	Malaysia	100%
Silicon Manufacturing Partners Pte. Ltd.	Singapore	51%*
SubLSI (Korea) Co., Ltd.	Korea	100%
Teranetics, Inc.	Delaware (U.S.A.)	100%

*51% LSI Technology (Singapore) Pte. Ltd.; 49% Global Foundries